UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2007

IMAGE SENSING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-26056	41-1519168
(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104

(Address of Principal Executive Offices, Including Zip Code)

(651) 603-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On June 1, 2007, Image Sensing Systems, Inc. (the “Company”), in accordance with its previously announced transition plan, announced the resignation of James Murdakes as the Company’s Chief Executive Officer and the appointment of Kenneth R. Aubrey, its President, as the Company’s Chief Executive Officer. The resignation and appointment were effective June 1, 2007.

Mr. Murdakes will remain Chairman of the Board of Directors. He also will continue with the Company in the capacity of executive consultant to the newly-appointed Chief Executive Officer until December 31, 2007.

(c) The Company appointed Kenneth R. Aubrey as the Company’s new Chief Executive Officer effective immediately as of Mr. Murdakes resignation. Mr. Aubrey has been affiliated with the Company since January 2007, and he became President on February 1, 2007. Mr. Aubrey will continue to serve as the Company’s President.

Mr. Aubrey, 58 years old, served from 1995 until December 2006 in various positions with Siemens AG, one of the world’s largest electrical engineering and electronics companies, most recently as a business unit vice president of Siemens’ ITS (Intelligent Transportation Systems) Division, Industrial Solutions & Services Group. He concurrently managed Strategic Projects for the ITS Division. Immediately prior to his most recent position with Siemens, Mr. Aubrey served as vice president of Strategic Projects for Siemens’ Information and Communication Group in which he focused on merger and acquisition projects.

As described in the Company’s Current Report on Form 8-K dated December 14, 2006, under Mr. Aubrey’s employment agreement (the Aubrey Agreement), he has been paid an annualized salary of $175,000 for the period of employment through May 31, 2007. Mr. Aubrey will be paid an annualized salary of $200,000 effective on June 1, 2007, subject to adjustment by our Compensation and Stock Option Committee in its sole discretion. Mr. Aubrey will also continue to receive insurance and other benefits in accordance with our standard employee programs.

If Mr. Aubrey’s employment is terminated by us without cause (as defined in the Aubrey Agreement), the Aubrey Agreement provides that Mr. Aubrey will be entitled to receive 12 months’ severance pay. However, if the termination takes place prior to January 15, 2008, Mr. Aubrey will be entitled to receive up to 24 months’ severance pay on a sliding scale as shown in the Aubrey Agreement.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with or incorporated by reference into this Current Report on Form 8-K, as indicated:

10.1

Employment Agreement between ISS and Kenneth R. Aubrey, dated December 12, 2006, effective on or about January 15, 2007 (in capacity as President) and effective on or about June 1, 2007 (in capacity of President and Chief Executive Officer), incorporated by reference to Exhibit 10.1 to ISS’s current report on Form 8-K dated December 14, 2006.

10.2	Employment Agreement between ISS and James Murdakes, dated March 9, 2007, incorporated by reference to Exhibit 10.1 to ISS’s current report on Form 8-K dated March 13, 2007.

99.1	Press release dated June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.

By:	/s/ Gregory R.L. Smith
Gregory R.L. Smith Chief Financial Officer

Dated:   June 1, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 1, 2007, of Image Sensing Systems, Inc.